Exhibit 10.2

                   LEASE EXTENSION AND MODIFICATION AGREEMENT

      Agreement made this 29 day of February, 2000 by and between Haddad Organization Ltd. d/b/a Hadson Realty ["Landlord"], 1178 Broadway, Second Floor, New York, N.Y., New York Film Works, Inc., 928 Broadway, Stores # 1 and 2, New York, New York 10010 ["Tenant"], Gerald Cohen, Leitner Drive, Coral Springs, Florida, ["Guarantor"], Michael Cohen, 154 Linden Lane, Edison, New Jersey 08820 ["First Guarantor"] and Stephen Cohen, 35 East 35th Street, New York, New York 10016 ["Second Guarantor"] modifying and extending the Lease and Guaranty dated May 16, 1995 for Premises: Stores #1 and 2 and Basement # 1 (directly underneath Store #1) in the building located at 928 Broadway, New York, NY ["Lease"] between Landlord, Tenant and Guarantor.

      For the sum of One Dollar ($1.00) and other good and valuable consideration, including but not limited to the Landlord's consent to the extension and modification of the Lease, the receipt and sufficiency of which are hereby acknowledged, Landlord, Gerald Cohen, First Guarantor and Second Guarantor hereby agree that the Lease and Guaranty (a true copy of which is annexed hereto as Exhibit "A" and its contents incorporated herein by reference) is extended and modified as follows:

      1. The term of the Lease shall be extended for a period of six years. The Lease extension term shall commence March 1, 2000 and end February 28, 2006.

      2. The base rent has changed. Effective March 1, 2000 the base rent, payment of which is due in advance, shall be $25,000.00 per month ($300,000.00 annually). Thereafter, on each annual anniversary of the lease extension (March
1) the base rent shall increase by $1,200.00 per month ($14,400.00 annually) so that

            a. the base rent for the period commencing March 1, 2001 and ending February 28, 2002 is $26,200.00 per month ($314,400.00 annually);

            b. the base rent for the period commencing March 1, 2002 and ending February 28, 2003 is $27,400.00 per month ($328,800.00 annually);

            c. the base rent for the period commencing March 1, 2003 and ending February 29, 2004 is $28,600.00 per month ($343,200.00 annually);

            d. the base rent for the period commencing March 1, 2004 and ending February 28, 2005 is $29,800.00 per month ($357,600.00 annually);

            e. the base rent for the period commencing March 1, 2005 and ending February 28, 2006 is $31,000.00 per month ($372,000.00 annually).

      3. The Additional rent requirement is modified and increased. The real estate tax escalation payment provision [Section 1) of the Additional Rent Preamble] is modified to the following extent. The definition of "Tax Base Year" is modified to mean the year July 1, 2000 to June 30, 2001. Section 1) is modified so that Tenant is required to pay to Landlord as additional rent a sum equal to one sixth (1/6) of the amount by which the Real Estate Taxes for the Tax Year exceed the Tax Base Year.

      4. Article 55 of the Lease (Guaranty of Rent) is modified. Guarantor represents that he is no longer the President of the Tenant. Based on this representation, Gerald Cohen is released as Guarantor under the Lease. First Guarantor [who represents that his Social Security Number is ###-##-####] and Second Guarantor [who represents that his Social Security Number is ###-##-####] agree that they shall be the Guarantors of the Tenants' obligations under the Lease as modified and extended, jointly and severally, and that they are substituted as Guarantors in the place and stead of Gerald Cohen. First and Second Guarantor shall be jointly and severally liable to guaranty the Tenant's fulfillment of all of its obligations under the Lease under the same terms and conditions contained in Article 55. of the Lease except that the portion of the guaranty that provides that the guaranty is limited to $25,000.00 under certain circumstances (paragraph 5 of Article 55. Of the Lease) is modified so that the sum guaranteed under those particular circumstances is increased to $50,000.00.
Article 55. of the Lease is modified only as set forth herein and otherwise remains in full force and effect. The terms of Article 55. of the Lease as modified herein govern the Guarantees made by First and Second Guarantor by execution of this document.

      5. Article 16. of the lease is modified so as to insert a new first sentence which states "Tenant and Landlord agree that tenant may only sell, assign, transfer or underlet this Lease, the Premises or any portion thereof to an individual or entity or business unless that individual, entity or business agrees that the premises can only be used for the processing of film and related activities and uses the premises only for such purposes." The balance of Article
16. remains unchanged and in full force and effect.

      6. All terms of the Lease remain in full force and effect and are extended and modified only as particularly set forth herein.

Dated: February     , 2000

New York Film Works, Inc.      New York Film Works, Inc.      Guarantor


/s/ Michael Cohen              /s/ Stephen Cohen              /s/ Gerald Cohen
----------------------------   ----------------------------   ----------------
By: Michael Cohen, President   By: Stephen Cohen, Secretary   By: Gerald Cohen

Landlord Haddad Organization           First Guarantor        Second Guarantor
Ltd. d/b/a Hadson Realty


/s/ Robert Carolan                     /s/ Michael Cohen      /s/ Stephen Cohen
----------------------------------     ----------------       -----------------
By: Robert Carolan, Vice-President     Michael Cohen          Stephen Cohen